As filed with the Securities and Exchange Commission on April 1, 2024

Registration No. 333-276502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	86-3825535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1901 W. 47th Place

Kansas City, KS 66205

(913) 942-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shane J. Schaffer

Chief Executive Officer

Cingulate Inc.

1901 W. 47th Place

Kansas City, KS 66205

(913) 942-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 262-6700

Approximate date of commencement of proposed sale to public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Smaller reporting company ☒
Accelerated filer ☐	Emerging growth company ☒
Non-accelerated filer ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1, as amended (Commission File No. 333-276502) (the “Original Registration Statement”), of Cingulate Inc. (the “Company”) is being filed pursuant to the undertakings in the Original Registration Statement to update and supplement the information contained in the Original Registration Statement, which was originally declared effective by the Securities and Exchange Commission (the “SEC”) on February 2, 2024.

The Original Registration Statement, as amended by this Amendment, pertains solely to the registration of 5,973,000 shares of common stock, par value $0.0001 per share, underlying warrants previously issued by the Company in connection with its public offering that closed on February 6, 2024. The shares of common stock issuable upon exercise of the Warrants were initially registered on the Original Registration Statement.

This Amendment is being filed to update the financial and other information contained in the Original Registration Statement and the prospectus contained therein. No additional securities are being registered under this Amendment.

All applicable registration fees were paid at the time of the original filing of the Original Registration Statement.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 1, 2024

5,973,000 Shares of Common Stock Issuable Upon Exercise of Previously Issued Warrants

Cingulate Inc.

This prospectus relates to the offer and sale by Cingulate, Inc., a Delaware corporation, of up to 5,973,000 shares of common stock underlying pre-funded warrants (the “pre-funded warrants”), series A common warrants (the “Series A warrants”), series B common warrants (the “Series B warrants”) and placement agent warrants (the “placement agent warrants,” and together with the pre-funded warrants, the Series A warrants and the Series B warrants, the “Warrants”) previously issued by us in our public offering that closed on February 6, 2024. The Series A warrants have an exercise price of $2.00 and expire five years from the issuance date. The Series B warrants have an exercise price of $2.00 and expire two years from the issuance date. The pre-funded warrants have an exercise price of $0.0001 and expire when exercised in full. The placement agent warrants have an exercise price of $2.50 per share and expire on February 2, 2029. The issuance of the Warrants was previously registered on a Registration Statement on Form S-1 (File No. 333-276502).

We are not selling any shares of our common stock in this offering, and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of our common stock will go to the holders of the Warrants. Upon exercise of the Warrants, however, we will receive proceeds from the exercise of such Warrants if exercised for cash and not on a cashless basis. Any proceeds received from the exercise of the Warrants will be used for general working capital and other corporate purposes.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CING.” The last reported sale price of our common stock on Nasdaq on March 28, 2024 was $1.10 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider before making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. If any of the risks materialize, our business, financial condition, operating results, and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment. Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “the Company” and “Cingulate” refer to and similar references refer: (1) on or following the consummation of the Reorganization Merger (as defined below), including our initial public offering, to Cingulate Inc. and its consolidated subsidiaries, including Cingulate Therapeutics LLC, or CTx; and (2) prior to the consummation of the Reorganization Merger, including our initial public offering, to CTx and its consolidated subsidiaries.

Overview

We are a biopharmaceutical company using our proprietary Precision Timed ReleaseTM (“PTRTM”) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of Attention Deficit/Hyperactivity Disorder (“ADHD”) and anxiety, we are identifying and evaluating additional therapeutic areas where our PTR technology may be employed to develop future product candidates. Our PTR platform incorporates a proprietary Erosion Barrier Layer (“EBL”) designed to allow for the release of drug substance at specific, pre-defined time intervals, unlocking the potential for once-daily, multi-dose tablets.

We are targeting the ADHD treatment market, with an estimated US market size of over $23 billion as of November 2023, of which $18.6 billion is attributable to stimulants. Stimulants are the most commonly prescribed class of medications for ADHD and account for approximately 88% of all ADHD medication prescriptions in the United States. By contrast, non-stimulant medications are typically employed only in the second-line or adjunctive therapy setting and accounting for approximately 12% of all ADHD medication prescriptions. Extended-release, or long-acting, dosage forms of stimulant medications are most frequently deployed as the first-line treatment for ADHD and constitute approximately $16 billion of the overall ADHD market spend and accounting for 54% of all stimulant prescriptions. Most of these extended-release dosage forms are approved for once-daily dosing in the morning and were designed to eliminate the need for re-dosing during the day. However, with the current ‘once-daily’ extended-release dosage forms, most patients still receive a second or “booster” dose for administration later in the day (typically in the early afternoon) to achieve active-day coverage and suffer from a multitude of unwanted side effects as a result. We believe there is a significant, unmet need within the current treatment paradigm for true once-daily ADHD stimulant medications with a duration that provides entire active-day coverage combined with an improved side effect profile to better serve the numerous unmet needs of patients.

Our two proprietary, first-line stimulant medications: CTx-1301 (dexmethylphenidate) and CTx-1302 (dextroamphetamine), are being developed for the treatment of ADHD across all three patient segments: children (ages 6 -12), adolescents (ages 13-17), and adults (ages 18+). Both CTx-1301 and CTx-1302 are designed to address the key shortcomings of currently approved stimulant therapies by: providing an immediate onset of action (within 30 minutes); offering entire ‘active-day’ duration; eliminating the need for ‘booster/recovery’ doses of additional stimulant medications; minimizing or eliminating the rebound/crash symptoms associated with early medication ‘wear-off;’ and providing favorable tolerability with a controlled descent of drug blood levels. Furthermore, by eliminating the ‘booster’ dose used by up to 60% of ADHD patients in conjunction with their primary medication, we believe our product candidates will provide important societal and economic benefits: reducing the abuse and diversion associated with short-acting stimulant medications; allowing physicians to prescribe one medication versus two; allowing patients to pay for one medication versus two; and allowing payers to reimburse one medication versus two.

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Our Organizational Structure

Cingulate Inc. is a Delaware corporation that was formed to serve as a holding company. In connection with our initial public offering, we effected certain organizational transactions. On September 29, 2021, Cingulate acquired Cingulate Therapeutics LLC, or CTx, through the merger of a wholly-owned acquisition subsidiary of Cingulate with and into CTx (the “Reorganization Merger”). As a result of the Reorganization Merger, CTx became a wholly-owned subsidiary of Cingulate. Unless otherwise stated or the context otherwise requires, all information in this prospectus reflects the consummation of the Reorganization Merger.

Corporate Information

Our primary executive offices are located at 1901 West 47th Place, Kansas City, Kansas 66205 and our telephone number is (913) 942-2300. Our website address is www.cingulate.com. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered as part of this prospectus or in deciding whether to purchase our securities.

Cingulate, PTR, Cingulate Therapeutics, Enfoqis, Enfoqus, Trodesca, Ivoqus, Taylerza, Tymprezi, Accomplish, Mastery and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data in this prospectus;

●	an exception from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of exemptions for up to five years or such earlier time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. We would cease to be an emerging growth company upon the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual gross revenue; (2) December 31, 2026; (3) the date we are deemed to be a “large accelerated filer” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act; and (4) the date on which we have during the previous three-year period issued more than $1.0 billion in non-convertible debt securities.

The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with the new or revised accounting standards applicable to public companies and thereby allow us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected to avail ourselves of this exemption and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Securities.”

Issuance of Common Stock Underlying the Warrants	Up to 5,973,000 shares of common stock

Use of Proceeds	We will not receive any net proceeds from the sale of our common stock by holders of the Warrants. However, we will receive the exercise price per share for each Warrant exercised for cash; however, we are unable to predict the timing or amount of potential Warrant exercised. As such, we have not allocated any proceeds of such exercised to any particular purpose. Accordingly, all such proceed will be used for working capital and other general corporate purposes.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “CING.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 4, and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference, may contain certain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	our ability to regain and maintain compliance with the continued listing requirements of Nasdaq;

●	our lack of operating history and need for additional capital;

●	our plans to develop and commercialize our product candidates;

●	the timing of our planned clinical trials for CTx-1301, CTx-1302, and CTx-2103;

●	the timing of our New Drug Application (“NDA”) submissions for CTx-1301, CTx-1302, and CTx-2103;

●	the timing of and our ability to obtain and maintain regulatory approvals for CTx-1301, CTx-1302, CTx-2103, or any other future product candidate;

●	the clinical utility of our product candidates;

●	our commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to identify strategic partnerships;

●	our expected use of cash;
●	our competitive position and projections relating to our competitors or our industry;
●	our ability to identify, recruit, and retain key personnel;

●	the impact of laws and regulations;

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2021 (the “JOBS Act”);

●	our plans to identify additional product candidates with significant commercial potential that are consistent with our commercial objectives;

●	the identified material weaknesses in our internal control over financial reporting; and

●	our estimates regarding future revenue and expenses.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus and the documents we incorporate by reference for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward- looking statements in this prospectus and the documents that we incorporate by reference will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

We will not receive any net proceeds from the sale of our common stock by the holders of the Warrants. However, we will receive the exercise price per share for each Warrant exercised for cash; however, we are unable to predict the timing or amount of potential Warrant exercises. As such, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds, if any, will be used for working capital and other general corporate purposes.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our securities. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capitalization

We have 250,000,000 shares of capital stock authorized under our amended and restated certificate of incorporation, consisting of 240,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

As of March 27, 2024, there were 5,010,471 shares of common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors (“Board”) out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non- assessable.

Preferred Stock

Our Board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide for:

●	classifying our Board into three classes;

●	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	limiting the removal of directors by the stockholders;

●	requiring a supermajority vote of stockholders to amend our bylaws or certain provisions our certificate of incorporation;

●	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	eliminating the ability of stockholders to call a special meeting of stockholders;

●	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings; and

●	establishing Delaware as the exclusive jurisdiction for certain stockholder litigation against us

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Potential Effects of Authorized but Unissued Stock

Pursuant to our amended and restated certificate of incorporation, we have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of the DGCL, our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act, or for any other federal securities laws which provide for exclusive federal jurisdiction. However, the exclusive forum provision provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act.

We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent

The transfer agent of our common stock is Computershare Trust Company, N.A.

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PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

We will deliver shares of our common stock offered hereby upon the exercise of the Warrants we issued in connection with our public offering that closed on February 6, 2024. The form of Warrant contains instructions for exercise. In order to exercise any of the Warrants, the holder must deliver to us the information required in the applicable form of Warrant, along with payment for the exercise price of the shares to be purchased. We will then deliver shares of our Common Stock in the manner described in the applicable form of Warrant, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Each Warrant is exercisable for one share of our common stock. The pre-funded warrants have an exercise price of $0.0001 per share. The series A warrants and series B warrants have an exercise price of $2.00 per share. The placement agent warrants have an exercise price of $2.50 per share.

Upon compliance by any holder with the instructions for exercise contained in the applicable form of Warrant, we will, within the time allotted by the applicable form of Warrant, issue to the holder shares of common stock, free of a restrictive legend. Shares of common stock that are held by affiliates will be issued free of legend but will be deemed control securities.

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LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 and 2022 consolidated financial statements contains an explanatory paragraph that states that our losses and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;

●	our Current Reports on Form 8-K, filed January 29, 2024, February 7, 2024, February 13, 2024, February 26, 2024 and March 18, 2024 (other than any portions deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 3, 2021, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website www.cingulate.com.

We have not incorporated by reference into this prospectus the information on, or that may be accessed through, our website is not part of, and you should not consider it to be a part of this prospectus.

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5,973,000 Shares of Common Stock Issuable Upon Exercise of Previously Issued Warrants

PROSPECTUS

          , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than placement agent fees, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount
Securities and Exchange Commission registration fee	$3,783
FINRA filing fee	4,344
Accountants’ fees and expenses	50,000
Legal fees and expenses	150,000
Miscellaneous	8,000
Total expenses	$216,127

Item 14. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

●	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

●	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation, filed as Exhibit 3.1 hereto, and our amended and restated bylaws, filed as Exhibit 3.2 hereto, provide for the indemnification provisions described above and elsewhere herein. We have entered into and intend to continue to enter into separate indemnification agreements with our directors and elective officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

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Item 15. Recent Sales of Unregistered Securities.

On July 19, 2021, the Company issued one share of its common stock, par value $0.0001 per share, to Cingulate Therapeutics, LLC for $0.002. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

On September 29, 2021, the Company issued 357,137 shares of its common stock, par value $0.0001 per share, to the former holders of units of Cingulate Therapeutics LLC in connection with the Reorganization Merger. Such issuances were exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

On August 9, 2022, Cingulate Therapeutics LLC issued a $5 million promissory note (the “August Note”) to Werth Family Investment Associates LLC (“WFIA”). Peter J. Werth, a member of the Company’s Board of Directors is the manager of WFIA. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. On May 9, 2023, Cingulate Therapeutics LLC amended and restated the August Note to increase the principal amount to $8.0 million (as so amended and restated, the “Amended and Restated Note”). WFIA had the right during the first five business days of each calendar quarter to demand payment of all outstanding principal and interest 120 days following notice to Cingulate Therapeutics LLC. Cingulate Therapeutics LLC was permitted to repay the WFIA Note, in whole or in part, without premium or penalty; provided, that no amount repaid was permitted to be reborrowed. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

On April 24, 2023, the Company completed a private placement to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which it has the right to sell to Lincoln Park up to $12.0 million in shares of common stock, subject to certain limitations, from time to time over the 36-month period commencing on the date that a registration statement covering the resale of the shares is declared effective by the SEC (the “LP Purchase Agreement”). We issued 18,402 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares under the LP Purchase Agreement. In the LP Purchase Agreement, Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities were and will be sold by the Company under the Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On August 11, 2023, the Company entered into a Securities Purchase Agreement with Werth Family Investment Associates LLC, and issued, in a private placement priced at the market under Nasdaq rules, 91,158 shares of the Company’s common stock at a purchase price per share of $10.97, for aggregate gross proceeds to the Company of approximately $1.0 million, before deducting transaction expenses payable by the Company (the “Private Placement”). The Private Placement closed on August 11, 2023. Such issuance was exempt from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On September 8, 2023, the Company and CTx entered into a note conversion agreement with WFIA (the “Note Conversion Agreement”), pursuant to which WFIA agreed to convert the $5,000,000 under the Amended and Restated Note plus all accrued interest thereon, or $5,812,500, into pre-funded warrants (“WIFA Pre-Funded Warrants”) to purchase 341,912 shares of common stock, at a conversion price per Pre-Funded Warrant of $17.00. The Pre-Funded Warrants have no expiration date and are exercisable immediately at an exercise price of $0.002 per share. Such issuance was exempt from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

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On January 25, 2024, Cingulate Inc. and CTx entered into a Note Conversion Agreement (the “January 2024 Note Conversion Agreement”) with WFIA, pursuant to which WFIA agreed to convert the remaining $3.0 million of principal under the WFIA Note plus all accrued interest thereon, or $3,287,500, into pre-funded warrants (the “January WFIA Pre-Funded Warrants”) to purchase 687,043 shares of our common stock, at a conversion price per January WFIA Pre-Funded Warrant of $4.785. The closing price of the Common Stock on Nasdaq on January 24, 2024 was $4.35 per share. The January WFIA Pre-Funded Warrants have no expiration date and are exercisable immediately at an exercise price of $0.0001 per share, to the extent that after giving effect to such exercise, WFIA and its affiliates would beneficially own, for purposes of Section 13(d) of the Exchange Act, no more than 19.99% of the outstanding shares of our common stock. On March 25, 2024, the Company issued to WFIA an additional pre-funded warrant to purchase 7,053 shares of common stock as a result of an error in the interest calculation, on the same form and at the same conversion price as the January WFIA Pre-Funded Warrants. Such issuances were exempt from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On December 1, 2023, the Company issued 1,150 shares of common stock at a value of $6.12 per share to a consultant. Such issuance was exempt from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On February 1, 2024, the Company issued 7,150 shares of common stock at a value of $3.36 per share to a consultant. Such issuance was exempt from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
2.1†	Agreement and Plan of Merger, dated August 30, 2021, among Cingulate, Inc., Cingulate Therapeutics LLC, and Cingulate Pharma LLC	S-1	2.1	9/9/2021
3.1**	Amended and Restated Certificate of Incorporation of Cingulate Inc., as amended to date
3.2	Amended and Restated Bylaws of Cingulate Inc.	10-K	3.2	3/28/2022
4.1	Specimen Certificate representing shares of common stock of Cingulate Inc.	S-1	4.1	9/9/2021
4.2	Form of Underwriter Common Stock Purchase Warrant (IPO)	S-1	4.2	11/10/2021
4.3	Form of Common Stock Purchase Warrant (IPO)	S-1	4.3	12/9/2021
4.4	Form of Warrant Agent Agreement (IPO)	S-1	4.4	12/9/2021
4.5	Form of Pre-Funded Warrant (September 2023 Offering)	S-1	4.5	8/29/2023
4.6	Form of Series A Warrant (September 2023 Offering)	S-1	4.6	8/29/2023
4.7	Form of Series B Warrant (September 2023 Offering)	S-1	4.7	8/29/2023
4.8	Form of Placement Agent Warrant (September 2023 Offering)	S-1	4.8	8/29/2023
4.9	Form of Pre-Funded Warrant (September 2023 WFIA)	8-K	4.1	9/11/2023
4.10	Form of Pre-Funded Warrant (January 2024 WFIA)	8-K	4.1	1/29/2024
4.11	Form of Pre-Funded Warrant offered hereby	8-K	4.1	2/7/2024
4.12	Form of Series A Warrant	8-K	4.2	2/7/2024
4.13	Form of Series B Warrant	8-K	4.3	2/7/2024
4.14	Form of Placement Agent Warrant	8-K	4.4	2/7/2024
4.15	Form of March 2024 WFIA Pre-Funded Warrant	10-K	4.16	4/1/2024
5.1**	Opinion of Lowenstein Sandler LLP
10.1#	Patent and Know-How License Agreement, dated August 8, 2018, between BDD Pharma Limited, Cingulate Therapeutics LLC and Drug Delivery International Limited	S-1	10.2	9/9/2021
10.2#	Master Services Agreement between Cingulate Therapeutics LLC and Societal CDMO, Inc., dated October 24, 2022	8-K	10.1	10/25/2022
10.3+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Shane J. Schaffer	S-1	10.4	9/27/2021
10.4+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Matthew N. Brams	S-1	10.5	9/27/2021
10.5+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Laurie A. Myers	S-1	10.6	9/27/2021

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10.6+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Craig S. Gilgallon	S-1	10.7	9/27/2021
10.7+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Louis G. Van Horn	S-1	10.8	9/27/2021
10.8+	Employment Agreement, dated September 23, 2021, between Cingulate Therapeutics LLC and Raul R. Silva	S-1	10.9	9/27/2021
10.9+	Amendment to Employment Agreement, effective April 1, 2022, between Cingulate Therapeutics LLC and Raul R. Silva	10-Q	10.1	8/11/2022
10.10+	Amendment to Employment Agreement, effective January 1, 2023, between Cingulate Therapeutics LLC and Raul R. Silva	10-K	10.10	3/10/2023
10.11+	Form of Indemnification Agreement	S-1	10.10	9/9/2021
10.12+	Cingulate Inc. 2021 Omnibus Equity Incentive Plan	S-1	10.1	9/27/2021
10.13+	Form of Nonqualified Stock Option Award under 2021 Plan	10-Q	10.1	5/12/2022
10.14+	Form of Incentive Stock Option Award under 2021 Plan	10-Q	10.2	5/12/2022
10.15+	Form of Restricted Stock Unit Award under 2021 Plan	S-1	10.20	9/27/2021
10.16+	Form of Restricted Stock Award under 2021 Plan	S-1	10.21	9/27/2021
10.17	Amended and Restated Promissory Note, dated May 9, 2023, between Cingulate Therapeutics, LLC and Werth Family Investment Associates	8-K	10.1	5/10/2023
10.18	At The Market Offering Agreement, dated January 3, 2023, by and between Cingulate Inc. and H.C. Wainwright & Co., LLC	S-3	1.2	1/3/2023
10.19	Amendment to ATM Agreement, dated May 2, 2023, by and between Cingulate Inc. and H.C. Wainwright & Co., LLC	10-Q	10.5	5/10/2023
10.20	Joint Commercialization Agreement, dated March 7, 2023, by and between Cingulate Therapeutics, LLC and Indegene, Inc.	10-K	10.19	3/10/2023
10.21	Purchase Agreement, dated April 24, 2023, by and between Lincoln Park Capital, LLC and Cingulate Inc.	8.K	10.1	4/25/2023
10.22	Registration Rights Agreement, dated April 24, 2023, by and between Lincoln Park Capital, LLC and Cingulate Inc.	8.K	10.2	4/25/2023
10.23	Securities Purchase Agreement, dated August 11, 2023, by and between the Company and Werth Family Investment Associates LLC	8-K	10.1	8/14/2023
10.24	Form of Securities Purchase Agreement	S-1	10.24	9/7/2023
10.25	Note Conversion Agreement, dated September 8, 2023, by and between the Company, Cingulate Therapeutics, LLC and Werth Family Investment Associates LLC	8-K	10.1	9/11/2023
10.26**+	Amendment to Employment Agreement, effective January 1, 2024, between Cingulate Therapeutics, LLC and Matthew N. Brams
10.27**+	Amendment to Employment Agreement, effective December 29, 2023, between Cingulate Therapeutics, LLC and Raul A. Silva
10.28	Note Conversion Agreement, dated January 25, 2024, by and between the Company, Cingulate Therapeutics, LLC and Werth Family Investment Associates LLC	8-K	10.1	1/29/2024
10.29+	Employment Agreement, dated January 25, 2024, between Cingulate Therapeutics LLC, and Jennifer L. Callahan	8-K	10.2	1/29/2024
10.30	Form of Securities Purchase Agreement	8-K	10.1	2/07/2024
21.1	List of Subsidiaries of Cingulate Inc.	10-K	21.1	4/1/2024
23.1*	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (contained in the signature page of this registration statement)
107**	Filing Fee Table

† Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

* Filed herewith.

** Previously filed.

+ Indicates a management contract or compensatory plan.

# Certain portions of this exhibit have been omitted because the omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Kansas, on the day of April 1, 2024.

CINGULATE INC.

By:	/s/ Shane J. Schaffer
Name:	Shane J. Schaffer
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Cingulate Inc., hereby severally constitute and appoint Shane J. Schaffer and Jennifer L. Callahan, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date

/s/ Shane J. Schaffer
Shane J. Schaffer	Chief Executive Officer, Chairman (Principal Executive Officer)	April 1, 2024

/s/ Jennifer L. Callahan
Jennifer L. Callahan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 1, 2024

/s/ Peter J. Werth		April 1, 2024
Peter J. Werth	Director

/s/ Bryan Lawrence		April 1, 2024
Bryan Lawrence	Director

/s/ Jeffrey Ervin		April 1, 2024
Jeffrey Ervin	Director

/s/ John Roberts		April 1, 2024
John Roberts	Director